Exhibit 10.1


                          FIRST AMENDMENT TO AGREEMENT

         This First Amendment to Agreement (this "First Amendment") is made and entered into as of the 1st day of June, 2006 by and among Wynn Resorts, Limited, a corporation organized and existing under the laws of the State of Nevada ("WRL"), Wynn Resorts (Macau) SA, a corporation organized and existing under the laws of the Macau Special Administrative Region ("Wynn Macau"), and Publishing and Broadcasting, Ltd., a corporation organized and existing under the laws of Australia ("PBL").

                                    RECITALS

         A. WRL, Wynn Macau and PBL are parties to that certain Agreement dated as of March 4, 2006 (the "Agreement").

         B. Pursuant Section 8.8 of the Agreement the parties have agreed to make certain amendments and deletions to the Agreement

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree that the foregoing recitals are true and correct and as follows:

         1.    Parties. The parties agree that:

                  (a) as of the date of the Agreement, WRL shall be deleted as a Party to the Agreement and that all instances of WRL in the Agreement shall be of no further force or effect, with the exception of the instances mentioned on Recital A, Article I - Section 1.9 and Article IV -Section 4.1(d); and

                  (b) any references in the Agreement to Wynn Macau or its designee shall be to Wynn Macau.

         2. Recitals. (a) The Recital C is hereby deleted and the following inserted in lieu thereof: "Pursuant to Article 75 of the Concession Agreement and subject to Macau Government authorization and approval, Wynn Macau (as concessionaire under the Concession Agreement) is permitted to grant to third parties subconcessions which, with respect to this Agreement, shall be a binding agreement entered into by Wynn Macau, an SA company to be incorporated in Macau by PBL ("PBL Macau") and the Macau SAR comprising a set of instruments from which PBL Macau will acquire certain rights and take on certain duties and obligations provided for in the Subconcession Agreement, pursuant to which PBL Macau shall be entitled to operate, games of chance and other games in Casinos in the Macau SAR as an autonomous subconcessionaire (collectively, a "Subconcession")."

                  (b) Recital D is hereby deleted and of no further force or effect.

         3. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement. Section 1.1 and Section 1.5 of the Agreement are hereby deleted and of no further force or effect. The Definition of "Purchase Price" set forth in Section 1.10 of the Agreement is hereby retitled "Premium" and all instances of Purchase Price in the Agreement shall be deemed to refer to Premium.

         4. Purchase and Sale. (a) The title of Article II of the Agreement is hereby retitled to be "Subconcession."

                  (b) The heading of Section 2.1 is hereby amended to be "Subconcession." Section 2.1 is hereby deleted and the following inserted in lieu thereof: "Upon and subject to the terms and conditions set forth in this Agreement, Wynn Macau agrees to use commercially reasonable efforts to cause the Macau Government to issue a subconcession to operate games of chance and other games in Casinos to PBL Macau as a result of a sale by Wynn Macau of its right to subconcede pursuant to Article 75 of the Concession Agreement with such sale and subconcession being subject to such authorizations and approvals to come into force and legal effect. As consideration for this sale, PBL agrees to pay to Wynn Macau the Premium as set forth in
         Section 2.2 at Closing."

         5. Wynn Macau Representations and Warranties. (a) Section 4.1(a) is hereby deleted and the following inserted in lieu thereof: "Wynn Macau is a company duly organized, validly existing and in good standing under the laws of Macau."

                  (b) Section 4.1(b) is hereby deleted and the following inserted in lieu thereof: "This Agreement and all documents executed by Wynn Macau pursuant to this Agreement (i) are duly authorized, executed and delivered and (ii) are legal, valid and binding obligations of Wynn Macau enforceable against Wynn Macau in accordance with their terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity."

         6. PBL's Representations and Warranties. Section 4.2 (a) is hereby deleted and the following inserted in lieu thereof: "PBL is a company duly organized, validly existing and in good standing under the laws of Australia. Upon formation, PBL Macau will be an SA company duly organized, validly existing and in good standing under the laws of Macau, provided that PBL and/or a company which is at least 99% owned by PBL shall own or control at least 90% of the issued share capital (and 99% of the economic benefit in respect of the share capital) of PBL Macau (in which 10% of the issued share capital may be owned by the managing director) from the date of formation through the Closing Date."

         7. PBL's Conditions. The following is added at the end of Section 5.2:
(d) "the stated term of the Subconcession shall coincide with the term of the Concession Agreement; and (e) the terms of the Subconcession in relation to the investment plan and other financial obligations of PBL Macau shall be as required by the Macau Government, provided that any such requirements are similar to those agreed by Wynn Macau in the concession or to those imposed on any other subconcession holder in any previously issued subconcession."

         8. Formation of a Macau SA Company. Section 7.1 is hereby deleted and the following inserted in lieu thereof: "As soon as practicable, PBL agrees to form PBL Macau, a company organized under the laws of the Macau SAR to be the subconcessionaire pursuant to the Subconcession. Upon formation, PBL Macau will be an SA company duly organized, validly existing and in good standing under the laws of Macau, provided that PBL and/or a company which is at least 99% owned by PBL shall own or control at least 90% of the issued share capital (and 99% of the economic benefit in respect of the share capital) of PBL Macau (in which 10% of the issued share capital may be owned by the managing director) from the date of formation through the Closing Date."

         9. Subconcession Provisions. The heading of Section 7.2 is hereby amended to be "Form of Subconcession." Section 7.2 is hereby deleted and the following inserted in lieu thereof: The Parties agree that the Subconcession will be substantially in the form of previously issued subconcessions. The Parties agree that, from and after the issuance of the Subconcession, as between them, all operations shall be independent of one another, with each Party having an independent relationship with the Macau Government and its regulatory authorities. Each Party shall be solely responsible for any amounts due to the Macau Government under its Concession Agreement or Subconcession, as applicable and any breach or default by one Party shall not constitute a default or cause for termination under the other Party's agreements with the Macau Government."

         10. Announcement and Confidentiality. Section 8.2 is hereby deleted and the following inserted in lieu thereof: "Immediately following execution and delivery of this Agreement, Wynn Macau and PBL shall make all notifications required by their respective stock exchanges and regulatory bodies in respect of the matters dealt with in this Agreement. The Parties shall agree on the substance and timing of press releases announcing the terms of this Agreement. The Parties also agree to cooperate with respect to all separate public announcements, including to the extent possible, giving each other prior notice of any future announcements. Each Party acknowledges that, during the course of negotiation, it may receive confidential information relating to the other or its business or plans. Each party agrees to keep (a) such information (other than information in the public domain or known to the other party at the time of disclosure), (b) the existence and terms of this Agreement, and (c) their discussion on the matters specified in this Agreement confidential and will not disclose the same to any third party without the prior written consent of the other, unless such disclosure (i) is compelled by law or any competent authority (in which case the disclosing party will use its best endeavors to advise the other party of the proposed disclosure before making it), or (ii) is to it advisors and partners on a need to know basis (in which case the party will obtain from such employees or advisors or partners a confidentiality undertaking similar in terms to this clause). Notwithstanding the foregoing, the Parties acknowledge that, as a public company, WRL has obligations to file notification and a copy of this Agreement with the Securities and Exchange Commission."

         11. Purchase and Sale. (a) The heading of Section 8.5 of the Agreement is hereby amended to be "Termination of Subconcession."

                  (b) Section 8.5 is hereby deleted and the following inserted in lieu thereof: "The Parties hereto intend the transactions contemplated by this Agreement to be a purchase and sale of the Subconcession by Wynn Macau to PBL Macau. Upon termination of the Subconcession in accordance with its terms or otherwise, the revertible property associated therewith shall revert to the Macau SAR."

         12. Assignment; Successors. Section 8.6 of the Agreement is hereby deleted and the following inserted in lieu thereof: "No Party hereto may assign its rights under this Agreement. This Agreement shall be binding upon the Parties and their respective heirs and representatives."

         13. Governing Law. Section 8.13 of the Agreement is hereby deleted and the following inserted in lieu thereof: "This Agreement shall be governed in all respects by, and construed in accordance with, the laws of the Macau SAR."

         14. Exclusive Jurisdiction and Venue. Section 8.16 of the Agreement is hereby deleted and the following inserted in lieu thereof: "(a) If any party has a claim against another party arising out of or in connection with this Agreement such claim shall be referred to the courts of Macau SAR, to the jurisdiction and venue of which each of the parties to this Agreement irrevocably submits. The jurisdiction of the courts of Macau SAR over such claim shall be an exclusive jurisdiction and no courts outside Macau SAR shall have any jurisdiction to hear and determine such claim."

                  "(b) Each party hereby waives its right to commence any legal proceedings in any court outside Macau S.A.R. in relation to any claim, dispute, difference or matter arising from or relating to this Agreement or the subject matter hereof."

         15. Trial by Jury Waiver. Section 8.17 is hereby deleted and of no further force or effect.


         IN WITNESS WHEREOF, this First Amendment has been executed by the parties on the date first stated above.





         Wynn Resorts, Limited


         By: /s/ Stephen A. Wynn
             ----------------------------

         Name: Stephen A. Wynn

         Title: Chief Executive Officer



         Wynn Resorts (Macau) SA


         By: /s/ Stephen A. Wynn
             ----------------------------

         Name: Stephen A. Wynn

         Title: Chairman



         Publishing and Broadcasting, Ltd.


         By: /s/ James D. Packer
            -----------------------------

         Name: James D. Packer

         Title: Chairman